Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (the “Agreement”) is being entered into between Jennifer Streeter (“Employee”) and Perspective Therapeutics, Inc. (the “Company”) in connection with the without cause termination of Employee’s employment with the Company as of July 14, 2023 (the “Separation Date”).

1.        Final Wages; Resignation from Board Positions. Regardless of whether Employee executes this Agreement, Employee will be paid all outstanding, earned and accrued wages through the Separation Date, and all accrued but unused vacation (if any) through the Separation Date, less the appropriate federal, state and local taxes and other withholdings, as determined by the Company, and any accrued and vested benefits under the employee benefit plan in which Employee is a participant. Pursuant to the Employment Agreement by and between Employee and Isoray Inc. dated May 26, 2021 (the “Employment Agreement”), regardless of whether Employee executes this Agreement, Employee will also (i) be reimbursed for all approved, but unreimbursed, business expenses, provided that Employee makes a request for reimbursement of business expenses within five (5) business days of the Separation Date and (ii) continue to receive the remainder of the twelve (12) months’ pay set forth in Section 5(d) of the Employment Agreement that had not yet been paid as of the Separation Date, in accordance with the Company’s regular payroll practices. As of the Separation Date, Employee shall be deemed to have resigned from all officer and board member positions that Employee holds with the Company or any of its respective subsidiaries and affiliates.

2.        Severance Benefits. Pursuant to Sections 5(b) and 5(e) of the Employment Agreement if Employee executes and does not revoke this Agreement, complies with its terms, and the terms set forth in the Employment Agreement including but not limited to section 5(e) of the Employment Agreement (the “Conditions”), the Company will provide Employee with the following benefits referred to herein as “Severance Benefits”:

a.           Salary Continuation Payments. The Company will pay Employee, as severance, the equivalent of six (6) months of Employee’s base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings. This amount will be paid over the course of six (6) months in accordance with the Company’s standard payroll practices, beginning on the first reasonably practicable regularly scheduled payday following the Effective Date.

b.           COBRA. If Employee is eligible for and timely elects to continue Employee’s health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or the state equivalent, the Company will subsidize the cost of the COBRA premiums for Employee and Employee’s eligible dependents, if any, until the earlier of (A) six (6) months from the Separation Date, (B) the expiration of Employee’s eligibility for the continuation coverage under COBRA, or (C) such time as Employee becomes employed by another employer or self-employed through which Employee is eligible for health insurance (thereafter, Employee will be responsible for all COBRA premium payments, if any) (such period from Employee’s termination date through the earliest of (A) through (C), the “COBRA Payment Period”). For the avoidance of doubt, Employee will remain responsible for the employee portion of any COBRA payments. Employee agrees to promptly notify the Company if Employee becomes employed by another employer or self-employed through which Employee is eligible for health insurance during the COBRA Payment Period. For purposes of this paragraph, references to COBRA premiums shall not include any amounts payable by Employee under an Internal Revenue Code Section 125 health care reimbursement plan. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the Company cannot provide the COBRA premiums without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company may in lieu thereof pay Employee a taxable cash amount, which payment shall be made regardless of whether Employee elects health care continuation coverage (the “Health Care Benefit Payment”). The Health Care Benefit Payment shall be paid in monthly installments on the same schedule that the COBRA premiums would otherwise have been paid to Employee and shall be equal to the amount that the Company would have otherwise paid for COBRA premiums (which amount shall be calculated based on Employee’s COBRA premium for the first month of coverage), and shall be paid until the earlier of (i) the expiration of the COBRA Payment Period or (ii) the date Employee voluntarily enrolls in a health insurance plan offered by another employer or entity.

c.           The Company will withhold the appropriate federal, state and local taxes and other withholdings, as determined by the Company, from any payments made to Employee pursuant to this Agreement.

3.        Benefits. As of the Separation Date, Employee is no longer eligible to participate in any of the Company’s benefit plans including, but not limited to, any long term care plans, retirement or 401(k) plans, vacation leave, sick leave, long term disability insurance, life insurance, Long-Term Incentive Plan, or personal accident insurance. Employee may be eligible to participate in a healthcare continuation coverage program such as under Section 4980B of the Internal Revenue Code (“COBRA”) or any similar state medical and/or dental insurance continuation coverage program if Employee timely elects COBRA coverage. As of the Separation Date, any unvested equity provided to Employee under any Company-sponsored benefit plan shall be forfeited, and vested benefits shall be treated in accordance with the terms of the applicable benefit plan. For the avoidance of doubt, pursuant to section 11 of the Employment Agreement, as of the Change in Control (as defined therein), all of Employee’s then outstanding unvested equity-based awards vested and became immediately exercisable and unrestricted.

4.        Acknowledgement/Resignation. Employee acknowledges and agrees that, except as expressly provided in this Agreement, Employee has been fully paid any and all compensation due and owing to Employee, including all wages, salary, commissions, bonuses, incentive payments, variable compensation, profit-sharing payments, expense reimbursements, accrued vacation, leave or other benefits. Employee further acknowledges and agrees that, as of the Separation Date, Employee will no longer be eligible to earn, and will cease earning, any wages, commissions, bonuses, incentive payments, variable compensation, profit-sharing payments, leave or other benefits. Employee further agrees that Severance is not compensation for Employee’s services rendered through Employee’s Separation Date, but rather constitutes consideration for the promises contained in this Agreement, and is above and beyond any wages or salary or other sums to which Employee is entitled from the Company under the terms of Employee’s employment with the Company or under any other contract, or law.

5.        General Release. Except for any rights granted under this Agreement, Employee, for Employee’s self , and for Employee’s heirs, assigns, executors and administrators, hereby releases, remises and forever discharges the Company, its parents, subsidiaries, affiliates, divisions, predecessors, successors, assigns, and each of their respective members, managers, directors, officers, partners, attorneys, shareholders, administrators, employees, agents, representatives, employment benefit plans, plan administrators, fiduciaries, trustees, insurers and re-insurers, and investors, and all of their predecessors, successors and assigns, and each of their respective members, managers, directors, officers, partners, attorneys, shareholders, administrators, employees, agents, representatives, employment benefit plans, plan administrators, fiduciaries, trustees, insurers and re-insurers, investors (collectively, the “Releasees”) of and from all claims, causes of action, covenants, contracts, agreements, promises, damages, disputes, demands, and all other manner of actions whatsoever, in law or in equity, that Employee ever had, may have had, now has, or that Employee’s heirs, assigns, executors or administrators hereinafter can, shall or may have, whether known or unknown, asserted or unasserted, suspected or unsuspected, as a result of or related to Employee’s employment with the Company, the termination of that employment, or under any other contract, or any act or omission which has occurred at any time up to and including the date of the execution of this Release (collectively, the “Released Claims”).

a.           Released Claims. The Released Claims include, but are not limited to, claims for monetary damages; claims related to Employee’s employment with the Company or the termination thereof; claims related to or arising out of any contract with the Company (including, but not limited to the Employment Agreement); claims to severance or similar benefits; claims to expenses, attorneys’ fees or other indemnities; claims based on any actions or failures to act that occurred on or before the date of this Agreement; and claims for other personal remedies or damages sought in any legal proceeding or charge filed with any court or federal, state or local agency either by Employee or by any person claiming to act on Employee’s behalf or in Employee’s interest. Employee understands that the Released Claims may have arisen under different local, state and federal statutes, regulations, or common law doctrines. Employee hereby specifically, but without limitation, agrees to release all Releasees from any and all claims under each of the following:

i.          Antidiscrimination laws, such as Title VII of the Civil Rights Act of 1964, as amended, and Executive Order 11246 (which prohibit discrimination based on race, color, national origin, religion, or sex); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based on race or color); the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. (which prohibits discrimination on the basis of age); the Equal Pay Act (which prohibits paying men and women unequal pay for equal work); the Arizona Employment Protection Act; the Arizona Civil Rights Act; Arizona’s genetic testing laws; or any other local, state or federal statute, regulation, common law or decision concerning discrimination, harassment, or retaliation on these or any other grounds or otherwise governing the employment relationship.

ii.         Other employment laws, such as the federal Worker Adjustment and Retraining Notification Act of 1988; the Executive Retirement Income Security Act of 1974 (which, among other things, protects employee benefits); the Fair Labor Standards Act of 1938 (which regulates wage and hour matters); the Family and Medical Leave Act of 1993 (which requires employers to provide leaves of absence under certain circumstances); the Arizona Occupational Health and Safety Act; Arizona’s right to work laws; Arizona’s employee drug testing laws; the Arizona Medical Marijuana Act; the U.S. Patriot Act; the Sarbanes Oxley Act; the Dodd Frank Act; and any other federal, state, or local statute, regulation, common law or decision relating to employment, reemployment rights, leaves of absence or any other aspect of employment.

iii.        Other laws of general application, such as federal, state, or local laws enforcing express or implied employment agreements or other contracts or covenants, or addressing breaches of such agreements, contracts or covenants; federal, state or local laws providing relief for alleged wrongful discharge or termination, physical or personal injury, emotional distress, fraud, intentional or negligent misrepresentation, defamation, invasion of privacy, violation of public policy or similar claims; common law claims under any tort, contract or other theory now or hereafter recognized, and any other federal, state, or local statute, regulation, common law doctrine, or decision regulating or regarding employment.

b.           Participation in Agency Proceedings. Nothing in this Agreement shall prevent Employee from speaking with law enforcement or filing a charge (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), or other similar federal, state or local agency, or from participating in any investigation or proceeding conducted by law enforcement, the EEOC, the NLRB, or similar federal, state or local agencies. However, by entering into this Agreement, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary relief or other personal relief against the Releasees as a result of any such EEOC, NLRB, or similar federal, state or local agency proceeding, including any subsequent legal action.

c.           Claims Not Released. The Released Claims do not include claims by Employee for: (1) unemployment insurance; (2) worker’s compensation benefits; (3) state disability compensation; (4) previously vested benefits under any the Company-sponsored benefits plan; (5) enforcing this Agreement; and (6) any other rights that cannot by law be released by private agreement.

d.           No Existing Claims or Assignment of Claims. Employee represents and warrants that Employee has not previously filed or joined in any claims that are released in this Agreement and that Employee has not given or sold any portion of any claims released herein to anyone else, and that he will indemnify and hold harmless the Company and the Releasees from all liabilities, claims, demands, costs, expenses and/or attorneys’ fees incurred as a result of any such prior assignment or transfer.

e.            Acknowledgement of Legal Effect of Release. BY SIGNING THIS AGREEMENT, EMPLOYEE UNDERSTANDS THAT EMPLOYEE IS WAIVING ALL RIGHTS EMPLOYEE MAY HAVE HAD TO PURSUE OR BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE COMPANY OR THE RELEASEES, INCLUDING, BUT NOT LIMITED TO, CLAIMS THAT IN ANY WAY ARISE FROM OR RELATE TO EMPLOYEE’S EMPLOYMENT OR THE TERMINATION OF THAT EMPLOYMENT, FOR ALL OF TIME UP TO AND INCLUDING THE DATE OF THE EXECUTION OF THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE IS PROMISING NOT TO PURSUE OR BRING ANY SUCH LAWSUIT OR LEGAL CLAIM SEEKING MONETARY OR OTHER RELIEF.

f.            Restrictions. Notwithstanding anything to the contrary herein, Employee understands that nothing in this Agreement or any other agreement that Employee may have with the Company restricts or prohibits Employee from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including but not limited to the Securities Exchange Commission and the federal Office of Occupational Safety And Health (collectively, “Government Agencies”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, and Employee does not need the Company’s prior authorization to engage in such conduct.  Notwithstanding, in making any such disclosures or communications, Employee must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information (as defined below) to any parties other than the Government Agencies. This Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies.

6.        Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

7.        Non-Disclosure of This Agreement. Employee agrees that from and after the date of the receipt of this Agreement, Employee will not, directly or indirectly, provide to any person or entity any information concerning or relating to the negotiation of this Agreement or its terms and conditions, except: (i) to the extent specifically required by law or legal process or as authorized in writing by the Company; (ii) to Employee’s tax advisors as may be necessary for the preparation of tax returns or other reports required by law; (iii) to Employee’s attorneys as may be necessary to secure advice concerning this Agreement; or (iv) to members of Employee’s immediate family. Employee agrees that prior to disclosing such information under parts (ii), (iii), or (iv), Employee will inform the recipients that they are bound by the limitations of this section. Subsequent disclosure by any such recipients will be deemed to be a disclosure by Employee in breach of this Agreement.

8.        Proprietary and/or Confidential Information. Employee agrees that any sensitive, proprietary, or confidential information or data relating to the Company or any of its affiliates or other Releasees as defined in Section 5 above, including, without limitation, trade secrets, processes, practices, pricing information, billing histories, customer requirements, customer lists, customer contacts, employee lists, salary information, personnel matters, financial data, operating results, plans, contractual relationships, projections for new business opportunities, new or developing business for the Company, technological innovations in any stage of development, the Company’s financial data, long range or short range plans, any confidential or proprietary information of others licensed to the Company, and all other data and information of a competition-sensitive nature, including but not limited to all other data and information of a competitive-sensitive nature that Employee obtained while serving as a director, officer or employee of the Company or any of its affiliates or Releasees, together with any received from any former affiliates of the Company or its affiliates or other Releasees (collectively, “Confidential Information”), and all notes, records, software, drawings, handbooks, manuals, policies, contracts, memoranda, sales files, or any other documents generated or compiled by any employee of the Company or Releasees reflecting such Confidential Information, that Employee acquired while an employee of the Company will not be disclosed or used for Employee's own purposes or in a manner detrimental to the Company’s interests. In addition, Employee hereby reaffirms Employee’s existing obligations to the Company, to the fullest extent permitted by law, under Sections 6 through 9 of the Employment Agreement, pertaining to confidentiality, non-solicitation, non-disparagement and work product continuing obligations, all of which shall survive the execution of this Agreement, and shall remain in full force and effect. A copy of the Employment Agreement is attached hereto as Exhibit 1. Notwithstanding the foregoing, pursuant to 18 USC § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

9.        Return of Information and Property. Employee agrees to return to the Company all property and equipment belonging to the Company and the Releasees, including without limitation all cell phones, computers/laptops, hard drives, and access cards and/or keys/badges, the originals and all copies (regardless of medium) of all information, files, materials, documents or other property relating to the business of the Company, the Releasees, or their affiliates, and Employee represents that all such information and items have been returned to the Company. If Employee fails to return any such property, the Company shall be entitled to deduct from the Severance an amount equal to the value of non-returned property.

10.      Non-disparagement. Employee agrees that Employee will not make to any person or entity any false, disparaging, or derogatory comments about the Company, its business affairs, its employees, clients, contractors, agents, or any of the other Releasees. Employee will refer all reference requests regarding Employee’s employment with the Company to the Company’s Human Resources department, who will disclose only Employee’s dates of employment with the Company, last position held, and upon Employee’s written request, final salary, in response to such reference requests.

11.      General Provisions. This Agreement contains the entire understanding and agreement between the parties relating to the subject matter of this Agreement, and supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof, except for Sections 6-9, and 12-15 of the Employment Agreement, which the parties acknowledge shall remain in full force and effect. This Agreement may not be altered or amended except by an instrument in writing signed by both parties. Employee has not relied upon any representation or statement outside this Agreement with regard to the subject matter, basis or effect of this Agreement. This Agreement will be governed by, and construed in accordance with, the laws of the state of Arizona, excluding the choice of law rules thereof. This Agreement shall also be subject to the Binding Arbitration provision as set forth in the Employment Agreement, except that the forum for arbitration shall be located in Phoenix, Arizona. Each of the parties hereby waives its right to a jury trial of any claim or cause of action based upon or arising under this Agreement. The language of all parts of this Agreement will in all cases be construed as a whole, according to the language’s fair meaning, and not strictly for or against any of the parties. This Agreement will be binding upon and inure to the benefit of the parties and their respective representatives, successors and permitted assigns. Neither the waiver by either party of a breach of or default under any of the provisions of the Agreement, nor the failure of such party, on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder will thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder. The parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms, and conditions of this Agreement. This Agreement and the rights and obligations of the parties hereunder may not be assigned by Employee without the prior written consent of the Company, but may be assigned by the Company or its successors and assigns without Employee’s permission or consent. If any one or more of the provisions of this Agreement, or any part thereof, will be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement will not in any way be affected or impaired thereby. This Agreement may be signed in one or more counterparts, each of which will be deemed an original, and all of which together will constitute one instrument.

12.      No Admission; Attorneys’ Fees. The parties agree that nothing contained in this Agreement will constitute or be treated as an admission of liability or wrongdoing by either of them. In any action to enforce the terms of this Agreement, the prevailing party will be entitled to recover its costs and expenses, including reasonable attorneys’ fees.

13.      Cooperation. Employee agrees that Employee will cooperate fully with the Company with respect to transitioning Employee’s duties and responsibilities and any matter in which Employee was in any way involved during his employment with the Company. Employee shall render such cooperation in a timely manner on reasonable notice from the Company.

14.      Waiver of Age Discrimination Claims and Claims under ADEA; Acknowledgment/Time Periods.  With respect to the General Release in Section 5 of this Agreement, Employee agrees and understands that by signing this Agreement, Employee is specifically releasing all claims Employee may have against Releasees, including without limitation all claims for age discrimination under the Age Discrimination in Employment Act as amended, 29 U.S.C. Section 621 et seq.  Employee acknowledges that he has carefully read and understands this Agreement in its entirety, and executes it voluntarily and without coercion.

a.        Consideration Period; Deadline.  Employee acknowledges that Employee has been given a period of at least twenty-one (21) days upon receipt of the Agreement to consider and execute this Agreement before signing it.  If Employee fails to sign this Agreement and deliver it within twenty-one (21) days, this Agreement shall be deemed null and void.  Employee further acknowledges that Employee is hereby being advised in writing to consult with a competent, independent attorney of Employee’s choice, at Employee’s own expense, regarding the legal effect of this Agreement before signing it.

b.        Revocation Deadline.  Employee understands and acknowledges that Employee has seven (7) days following Employee’s execution of this Agreement to revoke it in writing, and that this Agreement is effective and enforceable on the day following the expiration of the seven (7) day period without Employee’s revocation (“Effective Date”).  For a revocation to be effective, written notice must be delivered by email to the attention of Stepphaine Gaylord at sgaylord@perspectivetherapeutics.com no later than 11:59 p.m. ET on the seventh calendar day after Employee signs the Agreement (“Revocation Deadline”).  In the event that Employee timely revokes Employee’s acceptance of this Agreement before the Revocation Deadline, this Agreement shall be voided in its entirety at the election of the Company and the Company shall be relieved of all obligations to provide any benefits set forth in Section 2, and to the extent that Employee already received such benefits Employee must immediately return the amount received.

BY SIGNING BELOW, EMPLOYEE REPRESENTS AND WARRANTS THAT EMPLOYEE HAS FULL LEGAL CAPACITY TO ENTER INTO THIS AGREEMENT, EMPLOYEE HAS CAREFULLY READ AND UNDERSTANDS THIS AGREEMENT IN ITS ENTIRETY, HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY OF EMPLOYEE’S CHOOSING, AND HAS EXECUTED THIS AGREEMENT VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE. THIS AGREEMENT MAY BE SIGNED ELECTRONICALLY BY EITHER PARTY. A PDF VERSION OF THIS AGREEMENT IS THE SAME AS A HARD COPY OR ORIGINAL VERSION.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have agreed to the terms and conditions of this Agreement as of the date first set forth below.

Jennifer Streeter

By:	/s/ Jennifer Streeter
Name:	Jennifer Streeter

Date:	8/22/2023

Perspective Therapeutics, Inc.

By:	/s/ Johan (Thijs) Spoor
Name:	Johan (Thijs) Spoor
Title:	CEO

Date:	8/28/2023

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